Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Global Indemnity Limited listed below:

(1)	Forms S-3

a.	No. 333-205451 pertaining to the Global Indemnity Limited shelf registration for certain securities, and

b.	No. 333-202804 pertaining to the Global Indemnity Limited Share Incentive Plan;

(2)	Forms S-8

a.	Nos. 333-125175, 333-122569, and 333-115178 pertaining to Global Indemnity Limited’s predecessor companies’ employee stock incentive plans, and

b.	No. 333-196710 pertaining to the Global Indemnity Limited Share Incentive Plan;

of our reports dated March 9, 2018, with respect to the consolidated financial statements and financial statement schedules of Global Indemnity Limited, and the effectiveness of internal control over financial reporting of Global Indemnity Limited, included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 9, 2018